GROVE VILLAGE LIMITED PARTNERSHIP

FINANCIAL STATEMENTS

Year Ended December 31, 2007

PAILET, MEUNIER and LeBLANC, L.L.P.

GROVE VILLAGE LIMITED PARTNERSHIP

FINANCIAL STATEMENTS

Year Ended December 31, 2007

CONTENTS

PAGE

INDEPENDENT AUDITOR'S REPORT	3

FINANCIAL STATEMENTS:

Balance Sheets	4-5

Statements of Income	6

Statements of Changes in Partners' Equity	7

Statements of Cash Flows	8-9

Notes to Financial Statements	10-14

INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION	16

Balance Sheet Data	17-18

Statement of Income Data	19-22

Statement of Changes in Partners' Equity Data	23

Statement of Cash Flows Data	24-25

Supplementary Data Required by HUD	26-28

INDEPENDENT AUDITOR'S REPORT ON THE INTERNAL CONTROL	29-30

INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS	31

INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION	32

CERTIFICATION OF PARTNERS	33

MANAGEMENT AGENT'S CERTIFICATION	34

AUDITOR INFORMATION	35

PAILET, MEUNIER and LeBLANC, L.L.P.
Certified Public Accountants
Management Consultants

INDEPENDENT AUDITOR'S REPORT

To the Partners
Grove Village Limited Partnership
Portland, Oregon

We have audited the accompanying balance sheets of Grove Village Limited Partnership, owner of Grove Village Apartments, HUD Section 8 Contract Nos. TX16L00024 and TX16M000311, as of December 31, 2007, and the related statements of operatings, changes in partners' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grove Village Limited Partnership as of December 31, 2007 and the results of its operations, changes in partners' equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated June 30, 2008, on our consideration of Grove Village Limited Partnership's internal control, and reports dated June 30, 2008, on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

/s/ PAILET, MEUNIER and LeBLANC, L.L.P..
Metairie, Lousiana
June 30, 2008

GROVE VILLAGE LIMITED PARTNERSHIP

BALANCE SHEET

DECEMBER 31, 2007

ASSETS

Rental property and equipment, at cost:
Buildings, furnishings and equipment	$9,624,597
Accumulated depreciation	(437,618)
9,186,979
Land	876,846
10,063,825
Restricted deposits:
Other reserves	1,750
Tenant trust - security deposits	20,629
22,379
Other assets:
Cash	22,747
Accounts receivable	182,353
Miscellaneous receivables	3,963
Prepaid expenses	11,115
Intangible assets, net of amortization of $8,872	344,621
564,799

TOTAL ASSETS	$10,051,003

The accompanying notes are an integral part of these financial statements.

GROVE VILLAGE LIMITED PARTNERSHIP

BALANCE SHEET

DECEMBER 31, 2007

LIABILITIES AND PARTNERS' EQUITY
Liabilities:
Mortgage note payable	$6,180,000
Developer fee payable	1,487,120
Notes payable - affiliate	2,047,334
Accounts payable	140,704
Accrued interest payable	262,499
General partner advances	30,455
Construction costs payable	467,000
Rents received in advance	5,960
Tenant security deposits payable	20,629
10,641,701

Partners' equity	9,302

TOTAL LIABILITIES AND EQUITY	$10,651,003

The accompanying notes are an integral part of these financial statements.

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

Revenue:
Rent, net	$1,085,208
Other	8,514

Total Income	1,093,722

Expenses:
Administrative	273,307
Utilities	387,778
Operating and maintenance	227,961
Taxes and insurance	178,458
Interest	598,348
Other financial	1,167
Depreciation	161,080
Amortization	5,846
Total expenses	1,833,945

Operating income (loss) before partnership revenue (expenses)	(740,223)
Partnership revenue	57,204
Other expenses	(15,000)

Net income (loss)	$(698,019)

The accompanying notes are an integral part of these financial statements.

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF CHANGES IN PARTNERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2007

	Total	General Partner	Limited Partner
Balance - January 1, 2007	$(181,600)	$(1,321,275)	$1,139,675

Prior period adjustment	148,570	15	148,555

Balance - January 1, 2007 - Restated	(33,030)	(1,321,260)	1,288,230

Contributions	740,351		740,351

Net income (loss)	(698,019)	(70)	(697,949)

Balance - December 31, 2007	$9,302	$(1,321,330)	$1,330,632

The accompanying notes are an integral part of these financial statements.

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

Cash flows from operating activities:
Net Income (Loss)	$(698,019)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization expense	166,926
Changes in certain assets and liabilities:
Accounts receivable	(165,181)
Prepaid expenses	(11,115)
Accounts payable	(182,873)
Accrued interest payable	188,891
Rent received in advance	(432)
Tenant security deposits	(1,223)

Net cash provided (used) by operating activities	(703,026)

Cash flow from investing activities:
Additions to fixed assets	(3,988,494)
Deposits to reserve accounts	(1,750)
Proceeds from construction reserves	218,691
Net cash provided (used) by investing activities	(3,771,553)

Cash flow from financing activities:
Proceeds from notes payable	595,806
Contributions	740,351
Net cash provided (used) by financing activities	1,336,157

Net increase (decrease) in cash and equivalents	(3,138,422)
Cash and equivalents, beginning of year	3,161,169
Cash and equivalents, end of year	$22,747

The accompanying notes are an integral part of these financial statements.

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

Supplemental disclosure of cash flow information:
Cash paid for interest	$409,457

Supplemental schedule of non-cash investing and financing activities:

Additions to fixed assets financed by:
Developer fee payable	$578,710
Construction costs payable	$296,948

Additions to fixed assets from reclassification of:
Construction-in-progress	$2,339,377

The accompanying notes are an integral part of these financial statements.

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 1 - NATURE OF BUSINESS

Grove Village Limited Partnership (the Partnership) is a Oregon limited partnership which was formed in 2004 to own and operate a 232-unit apartment project (the Project) in Dallas, Texas. The Project was rehabilitated in conformity with the provisions of Section 42 of the Internal Revenue Code, including, but not limited to, complying with tenant eligibility and rent restrictions.

The Partnership was initially formed by and among the General Partner, Walker Guardian LLC, an Oregon limited liability company, and the Limited Partner, Walker Bridge L.L.C. The Partnership shall continue until January 1, 2050 unless terminated as provided by the Agreement of Limited Partnership. During 2006 a new limited partner WNC Housing Tax Credit Fund VI Series 13, L.P was admitted and Walker Bridge L.L.C. withdrew as the limited partner.

The Partnership has assumed existing contracts with the US. Department of Housing and Urban Development ("HUD") under the Section 8 Housing Assistance Payment Program, which covers 143 of the 232 housing units in the Project. The project receives a rent subsidy provided by HUD. During the year rental revenue from HUD totaled $798,165, representing 73 percent of total revenue. The rent subsidy contract with HUD expires August 31, 2008.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting.
The accrual method of accounting is used for financial statement purposes.

Depreciation
Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful lives of the related assets.

Amortization

Amortization is computed on a straight-line basis. Financing costs are amortized over 5 years.

Income Taxes
No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

Cash Equivalents
For purposes of the statement of cash flows, the Partnership considers all investment instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2007, there were no cash equivalents.

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

Cost Capitalization
Costs that clearly relate to the rehabilitation of the project are capitalized. Costs are allocated to project components by the specific identification method.

Concentration of Credit
The Partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management believes the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable
Accounts receivable are reported at the amount management expects to collect on balances outstanding at December 31, 2007. Management closely monitors outstanding balances and writes off all balances deemed uncollectible.

NOTE 3 - RELATED PARTY TRANSACTIONS AND PRIOR PERIOD

Developer fee payable
Developer fees are owed to an affiliate of the general partner for services rendered during the rehabilitation of the project . There is no interest charged on the note. There were no payments made during the year. As of December 31, 2007 developer fee payable totaled $1,487,120 all of which was earned.

Property Management Fee
Management of the Project has been performed by an affiliate of the general partner. During the year ended December 31, 2007, management fees charged by the related entity totaled $56,795. Payments totaling $4,497 were made during 2007.

Asset Management Fee
The operating agreement provides for the limited partner to be paid an annual asset management fee beginning in 2008 in the amount of $7,500 with annual increases of 3%. The fee is cumulative.

Other fees
Tenant and employment background screening services of the Project has been performed by an affiliate of the general partner. During the year ended December 31, 2007, screening fees totaling $16,219 were earned by and paid to the related entity.

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 3 - RELATED PARTY TRANSACTIONS AND PRIOR PERIOD - (CONTINUED)

Land Acquisition Fee
The partnership agreement provides for the general partner to be paid a land acquisition fee in the amount of $15,000 for services in locating, negotiating and closing on the purchase of the real property. As of December 31, 2007 land acquisition fee payable totaled $15,000, all of which was earned.

Guardian Management Loan
A loan payable to an affiliate of the General Partner totaled $737,156 for 2007. The amounts relate to operating costs of the Project, financing costs and capital improvements to the Project. Under the terms of the Agreement of Limited Partnership, the loan bears interest at 9.5% per annum over a 40 year period. The note is not secured by the property and payments shall be made solely from Net Operating Income, sale or refinancing proceeds. No payments were made during 2007. As of December 31, 2007, interest charged and payable totaled $70,221 and $93,629, respectively, During 2007, a prior period adjustment was made to adjust prior year interest charged and accrued in the amount of $7,973.

Walker Bridge Loan
Under the terms of the Agreement of Limited Partnership, amounts advanced by Walker Bridge LLC bear interest at 9.5% per annum. No payments were made during 2007. Principal due on the note totaled $1,078,154 for 2007. The note is not secured by the property and payments shall be made solely from Net Operating Income, sale or refinancing proceeds. As of December 31, 2007, interest charged and payable totaled $102,705 and $136,940, respectively. During 2007, a prior period adjustment was made to adjust prior year interest charged and accrued in the amount of $140,597.

Notes Payable
The partnership has a Note Payable to Apartment Acquisition LLC in the face amount of $633,400 with an Initial discount of $451,726. The note is in connection with the purchase of the Project, for which Apartment Acquisitions LLC assigned the right to purchase the Project to the Partnership in exchange for a non-interest bearing note which has been discounted at 7.75%. The cumulative accretion of the discount totaled $50,350 at December 31, 2007. The accretion of the discount for 2007 is $33,216. The note is due in annual payments equal to Net Cash Flow. The note matures December 2020. The note is not secured by the property.

NOTE 4 - MORTGAGE PAYABLE

The partnership has a note payable to U.S. National Bank Association (the "Bank") in the amount of $6,180,000 for the acquisition and operations of the project. The Bank is also the trustee for the Bonds. Monthly payments of $37,384 are due beginning March, 2008 and the note is secured by the property. The note matures February 2023.

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 4 - MORTGAGE PAYABLE - (CONTINUED)

Affiliates of the general partner have personally guaranteed the Note Payable.

The following schedule outlines principal amounts due on the note:

Year	Amount
2008	$27,953
2009	71,352
2010	76,896
2011	81,704
2012	86,819
2013	5,835,276
$6,180,000

NOTE 5 - DISTRIBUTIONS/RESIDUAL RECEIPTS

Distributions payable to partners from funds provided by rental operations are permitted by the regulatory agreement, provided: 1) surplus cash, as defined by HUD, is available for such purposes; 2) the Project is in compliance with all outstanding notices of requirements for proper maintenance; and, 3) there is no default under the regulatory agreement. As of December 31, 2007, there was no surplus cash available for distribution.

NOTE 6 - PARTNERS' CAPITAL

Since the formation of Partnership, total capital contributions of $ -0-, $304, and $2,130,351 have been received from the General Partner, the Special Limited Partner and the Limited Partner, respectively. The Limited Partner is required to make additional capital contributions of $912,877. No additional capital contributions are required by the General Partner and the Special Limited Partner.

NOTE 7 -CONSTRUCTION COSTS PAYABLE

The Partnership has entered into a construction contract for the rehabilitation of the project that provides for total construction costs of $4,676,052 all of which has been billed and $467,000 was payable as of December 31, 2007 all of which was retainage.